Exhibit 4.1(1)

                              THIRD AMENDMENT AND WAIVER dated as of August 1, 2003 to the Amended and Restated Credit Agreement dated as of September 10, 2002, as amended by the Amendment and Waiver dated as of May 14, 2003 (the "Agreement") by and between Global Payment Technologies, Inc., a Delaware corporation (the "Company") and JPMorgan Chase Bank, a New York banking corporation (the "Lender").

WHEREAS, the Company has requested the Lender to waive compliance with and to amend certain provisions of the Agreement to the extent set forth below;

WHEREAS, the Lender has agreed, subject to the terms and conditions of this THIRD AMENDMENT AND WAIVER, to waive compliance with and to amend certain provisions of the Agreement to the extent set forth below;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.    Waiver of Article VI. Affirmative Covenants. Section 6.20. Landlord
      Waiver.

      Compliance with Section 6.20. of the Agreement is hereby waived solely to the extent necessary to permit the late receipt by the Lender of a duly completed landlord's waiver, in form and substance satisfactory to the Lender, with respect to the Company's premises located at 425B Oser Avenue, Hauppauge, New York. Such landlord's waiver was required to be delivered to the Lender by the Company no later than June 30, 2003 but was received by the Lender on July 21, 2003.

2.    Waiver of Article VIII. Events of Default. Section 8.01. (n).

      Compliance with Section 8.01. (n) of the Agreement is hereby waived solely to the extent necessary to permit the rating of Aristocrat Leisure Limited to less than BB+ (or its equivalent) from Standard & Poor's Rating Group.


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                                      -2-


3.    Amendment to Article VIII. Events of Default. Section 8.01. (n).

      Section 8.01. (n) of the agreement is hereby amended by deleting the text thereof in its entirety and substituting in place therefor the phrase "INTENTIONALLY OMITTED".

This THIRD AMENDMENT AND WAIVER shall be construed and enforced in accordance with the laws of the State of New York without reference to principles of conflicts of law.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Agreement.

Except as expressly waived, amended or consented to hereby, the Agreement shall remain in full force and effect in accordance with the original terms thereof and is ratified and confirmed.

The agreements herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Agreement or any Default or Event of Default which may occur or may have occurred under the Agreement.

The Company hereby represents and warrants that, after giving effect to this THIRD AMENDMENT AND WAIVER, (1) no Default or Event of Default exists under the Agreement or any other related document and (2) the representations and warranties contained in Article IV. of the Agreement are true and correct as of the date hereof as if made on the date hereof (unless limited to an earlier date, in which event they shall be true as of such earlier date).

Please be advised that should there be a need for further amendments or waivers with respect to these covenants or any other covenants, those requests shall be evaluated by the Lender when formally requested, in writing, by the Company.

This THIRD AMENDMENT AND WAIVER may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one THIRD AMENDMENT AND WAIVER. This THIRD AMENDMENT AND WAIVER shall become effective (1) when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Lender and (2) upon the receipt by the Lender of a waiver and amendment fee in the amount of $500.

This THIRD AMENDMENT AND WAIVER shall constitute a Loan Document.


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                                      -3-


IN WITNESS WHEREOF, the Company and the Lender have caused this THIRD AMENDMENT AND WAIVER to be duly executed by their duly authorized officers, all as of the day and year first above written.

                               GLOBAL PAYMENT TECHNOLOGIES, INC.


                               By:
                                   --------------------------
                               Name:  Thomas McNeill
                               Title: Vice President and Chief Financial Officer


                               By:
                                   --------------------------
                               Name:  Thomas Oliveri
                               Title: President and Chief Operating Officer


                               JPMORGAN CHASE BANK


                               By:
                                   --------------------------
                               Name:
                               Title:  Vice President


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                                      -4-


                                 ACKNOWLEDGEMENT

The undersigned, not a party to the Agreement but a "Guarantor" under an Amended and Restated Limited Corporate Guaranty executed by the undersigned in favor of the Lender, hereby accepts and agrees to the terms of the THIRD AMENDMENT AND WAIVER contained herein and further acknowledges that its Limited Corporate Guaranty is in full force and effect and is ratified and confirmed.

                               ABACUS FINANCIAL MANAGEMENT SYSTEMS LTD. USA


                               By:
                                   ---------------------------------------------
                               Name:  Thomas McNeill
                               Title: Vice President and Chief Financial Officer


                               By:
                                   ---------------------------------------------
                               Name:  Thomas Oliveri
                               Title: Vice President and Chief Operating Officer